Exhibit 23.1
                                                                    ------------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference in the Registration Statement (Form S-8 No. 333-104070) pertaining to Alvarion Ltd the 2002 Global Share Option Plan (As amended April 28, 2004), and to the incorporation by reference therein of our report dated February 5, 2004 with respect to the consolidated financial statements of Alvarion Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.





Tel-Aviv, Israel                         /s/ KOST FORER GABBAY & KASIERER
October 20, 2004                         A Member of Ernst & Young Globalss